UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 18, 2011

TRANSGENOMIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the registrant’s Annual Meeting of Stockholders held on May 18, 2011, holders of the Common Stock of the registrant (the “Common Stockholders”) voted upon the election of one (1) Class II director and holders of the Series A Convertible Preferred Stock of the registrant (the “Preferred Stockholders”) voted upon the election of one (1) Class II director.  The voting results detailed below represent the final voting results as certified by the Inspector of Elections.

Election of Director by Common Stockholders:

The Common Stockholders re-elected Antonius P. Schuh, being the nominee of the Board of Directors of the registrant, as a Class II director to serve a three year term expiring in 2014. The voting results for the election of such director are as follows:

DIRECTOR	FOR	WITHHOLD	BROKER NON-VOTE
Antonius P. Schuh	24,155,020	79,244	0

Election of Director by Preferred Stockholders:

The Preferred Stockholders unanimously elected Doit L. Koppler II as a Class II director to serve a three year term expiring in 2014.

  SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2011	TRANSGENOMIC, INC. By: /s/ Brett L. Frevert Brett L. Frevert Chief Financial Officer